CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253902 on Form S-8 of our report dated September 9, 2025, relating to the financial statements of InnovAge Holding Corp. appearing in this Annual Report on Form 10-K for the year ended June 30, 2025.
/s/ Deloitte & Touche LLP

Denver, CO
September 9, 2025